EXHIBIT 11
                                    TELLABS, INC.
                           COMPUTATION OF EARNINGS PER SHARE
                                     (Unaudited)
                         (In thousands, except per share data)

                                    Three Months Ended   Nine Months Ended
                                    Sept. 29, Sept. 30, Sept. 29, Sept. 30,
                                      1995     1994  *    1995     1994  *
                                    --------- --------- --------- ---------

PRIMARY EARNINGS PER SHARE
------------------------------------
Weighted average number of common
shares outstanding during the period  88,455    86,965    88,049    86,686

Net additional shares assuming
dilutive stock options exercised and
proceeds used to purchase treasury
shares at average fair market value    3,471     3,791     3,530     3,671
                                    --------- --------- --------- ---------
Weighted average number of common
shares and common equivalent shares
outstanding                           91,926    90,756    91,579    90,357
                                    ========= ========= ========= =========

Net earnings                         $27,441   $18,098   $77,500   $46,314
                                    ========= ========= ========= =========

Primary earnings per share             $0.30     $0.20     $0.85     $0.51
                                    ========= ========= ========= =========

FULLY DILUTED EARNINGS PER SHARE
------------------------------------
Weighted average number of common
shares outstanding during the period  88,455    86,965    88,049    86,686

Net additional shares assuming
dilutive stock options exercised and
proceeds used to purchase treasury
shares at average fair market value    3,471     3,982     3,639     3,751
                                    --------- --------- --------- ---------
Weighted average number of common
shares and common equivalent shares
outstanding                           91,926    90,947    91,688    90,437
                                    ========= ========= ========= =========

Net earnings                         $27,441   $18,098   $77,500   $46,314
                                    ========= ========= ========= =========

Fully diluted earnings per share       $0.30     $0.20     $0.85     $0.51
                                    ========= ========= ========= =========

* 1994 share amounts are restated to give effect to the two-for-one stock split effective May 19, 1995.




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